UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

SCM MICROSYSTEMS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCM MICROSYSTEMS, INC.
NOTICE OF
2005 ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2005
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of SCM Microsystems, Inc., a Delaware corporation, will be held on Thursday, June 23, 2005, at 10:00 a.m., local time, at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, for the following purposes:

1. To elect two Class I directors to serve until the expiration of the term of their respective classes or until their respective successors are duly elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending December 31, 2005; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders of SCM are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on April 25, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. To assure your representation at the Annual Meeting, stockholders of record as of the Record Date are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the envelope enclosed for that purpose. Any stockholder of record as of the Record Date attending the Annual Meeting in person may vote in person even if he, she or it previously returned a proxy.

Sincerely,

SCM MICROSYSTEMS, INC.

Steven L. Moore
Secretary
Fremont, California
April 28, 2005
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
THANK YOU FOR ACTING PROMPTLY

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS JUNE 23, 2005
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE: ELECTION OF CLASS I DIRECTORS
MATTERS RELATING TO THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH UPDATE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
FEES BILLED TO SCM BY DELOITTE & TOUCHE LLP DURING FISCAL 2004 AND 2003
PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
OTHER MATTERS

SCM MICROSYSTEMS, INC.
PROXY STATEMENT
FOR
2005 ANNUAL MEETING OF STOCKHOLDERS
JUNE 23, 2005
       The enclosed proxy is solicited on behalf of SCM Microsystems, Inc. for use at our 2005 Annual Meeting of Stockholders to be held on Thursday, June 23, 2005, at 10:00 a.m., local time, at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, or any adjournment(s) or postponement(s) thereof, for the purposes set forth herein and in the accompanying notice of 2005 Annual Meeting of Stockholders.
      These proxy solicitation materials are being mailed on or about May 2, 2005 to all stockholders entitled to vote at the Annual Meeting.
INFORMATION CONCERNING SOLICITATION AND VOTING
Record Date
      Our Board of Directors has fixed the close of business on April 25, 2005 as the record date (“Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) or postponement(s) thereof.
Shares Outstanding
      As of April 15, 2005, we had issued and outstanding 15,485,438 shares of common stock, par value $0.001 per share. For information regarding holders of more than 5% of the outstanding common stock, see “Securities Ownership of Certain Beneficial Owners and Management.”
Voting Rights
      Each stockholder of record on the Record Date will be entitled to one vote per share of common stock held on the Record Date on all matters submitted for consideration of, and to be voted upon by, the stockholders at the Annual Meeting. The election of directors shall be determined by a plurality of the votes cast: each stockholder will be entitled to vote for up to two nominees to our Board of Directors, and the two nominees with the greatest number of votes will be elected to the Board of Directors. All other matters shall be determined by a majority of the votes cast, except as otherwise required by law. No stockholder will be entitled to cumulate votes at the Annual Meeting for the election of any members of our Board of Directors.
Voting Procedures
      The required quorum for the transaction of business at the Annual Meeting is one-third of the shares of our common stock issued and outstanding as of the Record Date. Shares voted “FOR,” “AGAINST” or “WITHHELD” from a matter voted upon by the stockholders at the Annual Meeting will be treated as being present at the Annual Meeting for purposes of establishing a quorum for the transaction of business, and will also be treated as shares “represented and voting” at the Annual Meeting (the “Votes Cast”) with respect to any such matter.
      While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, we believe that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. Accordingly, abstentions will have the same effect as a vote against a proposal submitted for consideration of the stockholders at the Annual Meeting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal. Consequently, votes “AGAINST” and “WITHHELD” and abstentions will have no effect on the election of the Class I directors and will be counted as votes against the proposal to ratify the appointment of independent registered public accountants.
Solicitation of Proxies
      The cost of soliciting any proxies will be borne by the Company. We have retained Innisfree M&A Incorporated, a U.S. proxy solicitation firm, and Citigate Financial Intelligence, a European proxy solicitation firm, to assist with solicitation at customary rates (which we estimate will be approximately $25,000), plus reimbursement for out-of-pocket expenses. In addition, we may reimburse brokerage firms, banks and other persons representing the beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or regular employees without additional compensation.
      If you are a registered shareholder and have received only one copy of the proxy statement and annual report in your household, but wish to receive additional copies, we will deliver multiple copies for some or all accounts upon your request, either by calling SCM Microsystems at +1 510-360-2302, emailing us at ir@scmmicro.com or writing to us at SCM Microsystems, Inc., 466 Kato Terrace, Fremont, California 94539, Attention: Investor Relations. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may call or write us at the above address to request consolidation of these materials into a single mailing. Please note that if you are not a registered shareholder and your shares are held by a broker or bank, you must contact your bank or broker to request multiple copies or consolidation of proxy materials.
Revocability of Proxies
      The enclosed proxy is revocable by the stockholder delivering such proxy at any time before it is voted at the Annual Meeting either by delivering to us a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If a stockholder that has executed and returned a proxy is present in person at the Annual Meeting and wishes to vote thereat, such stockholder may elect to do so by notifying the Inspector of Elections and thereby suspend the power of the proxy holders to vote the proxy previously delivered by such stockholder. Attendance at the Annual Meeting, however, will not by itself revoke a proxy previously delivered to us.
Stockholder Proposals for 2006 Annual Meeting of Stockholders
      Stockholder proposals that are intended to be presented by our stockholders at our 2006 Annual Meeting must be received by us no later than December 29, 2005 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.
PROPOSAL ONE:
ELECTION OF CLASS I DIRECTORS
      Our Board of Directors is currently divided into three classes with staggered three-year terms. Currently our Board consists of eight directors, of which three directors serve in Class I, two directors serve in Class II, and three directors serve in Class III. In April 2005, SCM’s Board of Directors approved a reduction in the size of SCM’s Board from eight to seven directors and of Class I of the Board from three to two directors, effective as of the date of our 2005 Annual Meeting of Stockholders. Subject to transition provisions, each director elected at an annual meeting of stockholders will serve for a three-year term ending on the date of the third annual meeting after his or her election and until his or her successor has been elected and duly qualified. Stockholders may not cumulate votes in the election of directors.
      The Nominating Committee of the Board of Directors has recommended, and the Board of Directors has proposed, that the two persons named below be elected as Class I directors at the 2005 Annual Meeting.

Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the two nominees named below, each of whom currently serves as a director of the Company. In the event that any of the nominees named below is unable or declines to serve as a director at the time of the Annual Meeting, the proxies received by the proxy holders named in the enclosed proxy will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We do not expect, however, that any of the nominees named below will be unable or will decline to serve as a director at the Annual Meeting, as each nominee has agreed to serve if elected.
      Set forth below is Information about the background and age as of April 25, 2005 of the directors nominated for election at the 2005 Annual Meeting and the other incumbent directors:
Class I Directors
      As noted above, in April 2005, SCM’s Board of Directors reduced the size of SCM’s Board from eight to seven directors and of Class I of the Board from three to two directors. Accordingly, Æystein Larsen, one of our current Class I directors, was not nominated for re-election. Æystein Larsen, 44, has served as a director of SCM since October 1998. Mr. Larsen is currently Chairman of Sino-Norwegian Trading Company, Ltd. Based in Shenzhen, China, a position he has held since January 2005. Previously, he worked for Conax AS, a company based in Norway engaged in the development and marketing of smart card-based systems for digital pay-TV, telecommunications and security. While at Conax, Mr. Larsen served as Executive Vice President, Business Development and New Business and as Chief Representative and General Manager, China in Conax’s Shenzhen office from January 2003 to December 2004. From October 1994 to January 2003, Mr. Larsen served as Chief Executive Officer of Conax AS. He holds an M.S. degree in engineering from the Institute Nationale Polytechnique in Grenoble.

Class I Directors Nominated for Election at the 2005 Meeting
      Steven Humphreys, 44, has served as a director of SCM since July 1996 and as Chairman of the Board of Directors since April 2000. Since October 2003, Mr. Humphreys has served as Chairman of Robotic Innovations International, Inc. (RIII), an acquirer and developer of technologies for broad-based applications of robotics, service automation and automated companion devices. From October 2001 to October 2003, he served as Chairman and Chief Executive Officer of ActivCard Corporation, a provider of digital identity management software. From July 1996 to October 2001, Mr. Humphreys was an executive officer of SCM, serving as President and Chairman of the Board from July 1996 until December 1996, at which time he became Chief Executive Officer and served as President and Chief Executive Officer until April 2000. Previously, Mr. Humphreys was President of Caere Corporation, an optical character recognition software and systems company. Prior to Caere, he spent ten years with General Electric in a variety of positions. Mr. Humphreys is also a director of several privately held companies, a limited partner and advisor to several venture capital firms and from October 2001 to December 2003 was a director of ActivCard. Mr. Humphreys holds a B.S. degree from Yale University and M.S. and M.B.A. degrees from Stanford University.
      Ng Poh Chuan, 43, has served as a director of SCM since June 1995. Since June 1997, Mr. Ng has served as Managing Director and Chairman of the Board of Global Team Technology Pte. Ltd., a manufacturer’s representative for computer products. From September 1994 through May 1997, Mr. Ng served as Director, Business Development at ICS, a contract manufacturing company and developer of communications products. Mr. Ng is also a director of a privately held distribution company in Singapore. He holds a B.S. degree in engineering from the National University of Singapore.
Class II Directors Whose Terms Expire in 2006
      Simon Turner, 53, has served as a director of SCM since July 2000. In January 2002, Mr. Turner joined the Executive Committee of Dixons Stores Group in his capacity as Group Managing Director of the PC World Group, responsible for operations at PC World, PC World Business and Genesis Communications in the UK and PC City in Europe. From February 1999 to January 2002, Mr. Turner was Managing Director of PC World, a large UK reseller of PCs and PC-related equipment. From December 1996 to February 1999,

Mr. Turner was Managing Director of Philips Consumer Electronics, UK and Ireland. Prior to that, he also served as Senior Vice President of Philips Media, Commercial Director of Belling and Company, and Group Marketing Manager at Philips Consumer Electronics. Mr. Turner holds a B.S. degree from the University of Surrey.
      Andrew Vought, 50, has served as a director of SCM since March 1996. Since July 2003, Mr. Vought has served as Chief Executive Officer and Director of BroadLight, a privately held fabless semiconductor company supporting the passive optical network (PON) market, based in Mountain View, California. From September 2002 to February 2003, Mr. Vought was Chief Executive Officer of Pulsent Corporation, a digital video compression company. From May 1996 to September 2002, Mr. Vought held various executive positions, including Chief Financial Officer and Office of the President, Finance, Operations and Legal, at GlobespanVirata Corporation, a publicly-traded communications semiconductor developer for the broadband industry. From January 1995 to May 1996, Mr. Vought was a partner of Cheyenne Capital Corporation. He also serves as a director of a privately held company based in California. Mr. Vought holds B.S. and B.A. degrees from the University of Pennsylvania and an M.B.A. degree from Harvard University.
Class III Directors Whose Terms Expire in 2007
      Dr. Manuel Cubero, 41, has served as a director of SCM since April 2002. Currently, Dr. Cubero serves as Vice President, Digital TV for Kabel Deutschland, the largest cable network operator in Europe, a position he has held since November 2003. From January 2002 to October 2003, he was a consultant for the media, IT and telecom markets with Egon Zehnder International, an international management consultant firm based in Hamburg, Germany. From April 2000 to June 2001, he was Managing Director of “alloo AG,” an Internet gaming company that he co-founded, based in Salzburg, Austria. From January 1994 to March 2000, he held various senior management positions with the Kirch Group, the largest television broadcast company in Germany, including Co-chairman of the commercial module requirements committee of the European Digital Video broadcasting project for five years and Managing Director of the technology investment division of the company. Dr. Cubero holds M.S. and Ph.D. degrees in physics from the Technical University in Darmstadt, Germany and an M.B.A. from INSEAD in Fontainbleau, France.
      Dr. Hagen Hultzsch, 64, has served as a director of SCM since August 2002. Dr. Hultzsch currently sits on the boards of more than 20 technology companies and academic institutions in the U.S. and Europe, including Convergys Corporation, RiT Technologies Ltd. and TranSwitch Corporation. From 1993 until his retirement in 2001, Dr. Hultzsch served as a member of the Board of Management for Deutsche Telekom’s technical services division. From 1988 to 1993, he was Corporate Executive Director for Volkswagen AG, where he was responsible for organization and information systems. Dr. Hultzsch holds M.S. and Ph.D. degrees in nuclear physics from the University of Mainz, Germany.
      Robert Schneider, 56, founded SCM in May 1990 as President, Chief Executive Officer, General Manager and Chairman of the Board and has served as a director since that time. He has served as our Chief Executive Officer since April 2000 and also previously held that position from May 1990 to January 1997. Mr. Schneider served as our President and Chairman of the Board from May 1990 until July 1996, and also served as our Chairman of the Board from January 1997 until April 2000. Prior to founding SCM, Mr. Schneider held various positions at Intel Corporation. He holds a B.S. degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.
      To our knowledge, there are no family relationships among the directors of SCM named above.
Vote Required and Recommendation of the Board of Directors
      At the Annual Meeting, the two nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected to our Board of Directors. Abstentions and votes withheld from or against any director will be counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law in the election of directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE TWO CLASS I DIRECTOR NOMINEES NAMED ABOVE
MATTERS RELATING TO THE BOARD OF DIRECTORS
Board Meetings
      Our Board of Directors met four times and had one telephonic meeting during fiscal year 2004. During 2004, none of the current directors attended fewer than 75% of the total number of meetings of the Board of Directors held during the period for which he served as a director and the total number of meetings held by the committees of the Board of Directors on which he served during the period for which he served as a director, except for Mr. Cubero, who attended 40% of Board meetings and 33% of meetings held for the committee on which he serves. Following each physical Board of Directors meeting, our independent directors meet in executive session to address any issues they believe appropriate.
Board Independence
      The Board of Directors has determined that each of its current non-employee members, including each of the directors standing for re-election, is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, with the exception of Andrew Vought. Mr. Vought received compensation of $98,000 in July, 2003 in connection with his services related to the sale and divestiture of our Digital Media and Video business, and thus is not considered independent under the NASDAQ rules.
Board Committees
      The Board of Directors currently has Audit, Compensation and Nominating Committees. Each committee has a written charter, which is available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. All members of the committees are appointed by the Board of Directors and are non-employee directors. From time to time the Board of Directors may choose to create additional committees. The following describes each current committee, its function, its current membership and the number of meetings held during 2004.

Name of Director	Audit Committee	Compensation Committee	Nominating Committee

Manuel Cubero		Member
Hagen Hultzsch	Member		Member
Stephen Humphreys		Member (effective February 2, 2005)	Chair
Ng Poh Chuan	Member
Simon Turner	Chair (effective April 27, 2004)	Member	Member
Andrew Vought	Member	Chair (effective April 27, 2004)
      Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee is currently comprised of Messrs. Hultzsch, Ng, Turner and Vought. Since April 27, 2004, Mr. Turner has served as chairman of the Audit Committee, replacing Mr. Vought, who resigned his chairmanship due to the fact that he was no longer considered to be independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards as a consequence of performing consulting services in relation to the disposition of the Company’s Digital Media and Video business during 2003. However, as permitted under NASDAQ rules, one director who is not deemed to be independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards may nevertheless be appointed to the Audit Committee under exceptional and limited circumstances, if the Board determines this to be in the best interests of the Company and its stockholders, provided that such a director only serve on the Audit Committee for two years. The Board has determined that the sale and divestiture of our Digital Media and Video business was an exceptional and limited event and that it is the best interests of the Company and our stockholders that Mr. Vought continue as a member of the Audit Committee. However, in accordance with NASDAQ rules referenced above, Mr. Vought is expected to resign from the Audit Committee prior to July, 2005, and no replacement is currently contemplated. With the exception of Mr. Vought, the Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Board has further determined that at least one member of the Audit Committee, Mr. Turner, is a “financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. The Audit Committee held four physical meetings in 2004. In addition, to assist the Company’s management with Sarbanes-Oxley compliance matters, various members of the Audit Committee participated in 12 telephonic meetings during the period August 2004 through March 2005. The Audit Committee Report is included herein on page 19.
      Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to the Chief Executive Officer, his direct reports, and the directors of SCM. The Compensation Committee is currently comprised of Messrs. Cubero, Humphreys, Turner and Vought. Since April 27, 2004, Mr. Vought has served as chairman of the Compensation Committee, replacing Mr. Turner who resigned his chairmanship of the Compensation Committee on that date. The Board of Directors has determined that each member of the Compensation Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards, with the exception of Mr. Vought, for the reasons described under “Audit Committee” above. In accordance with NASDAQ rules similar to those discussed above with respect to the Audit Committee, Mr. Vought is expected to resign from the Compensation Committee prior to July, 2005. No replacement is currently contemplated and the Board has not yet determined who will be appointed chairman of the Compensation Committee in Mr. Vought’s place. The Compensation Committee held three meetings during 2004. The Compensation Committee Report is included herein on page 15.
      Nominating Committee. The Board of Directors established a Nominating Committee on February 4, 2004 to assist in identifying individuals qualified to become members of the Board of Directors. Messrs. Hultzsch, Humphreys and Turner serve on the Nominating Committee and Mr. Humphreys serves as the committee’s chairman. The Board of Directors has determined that each of the members of the Nominating Committee is independent within the meaning of the NASDAQ Stock Market, Inc. director independence standards. The Nominating Committee held one meeting during 2004.
Identification and Evaluation of Nominees for Directors
      The primary role of the Nominating Committee is to develop and recommend to the Board criteria for identifying and evaluating director candidates and to establish a procedure for consideration of director candidates recommended by the Company’s stockholders. The Nominating Committee periodically assesses the appropriate size of the Board of Directors and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, the Nominating Committee seeks to identify and evaluate potential candidates at meetings of the Nominating Committee, which can take place at any point during the year.
      As part of its selection process, the Nominating Committee may consider recommendations of director candidates with diverse backgrounds and experience who are expected to enhance the quality of the Board, serve stockholders’ long-term interests and contribute to the Company’s overall corporate goals. Directors should possess the highest personal and professional ethics, integrity and values, informed judgment, and sound business experience and be committed to representing the long-term interests of the Company’s stockholders. Candidates must also have an inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom and mature judgment. In evaluating candidates, the Nominating Committee may consider a candidate’s work experience related to the Company’s business, general professional experience and overall expected contributions to the Board of Directors in relation to other directors already serving on the Board. When evaluating existing directors for nomination for re-election, the Nominating Committee may also consider the directors’ past Board and committee meeting attendance and participation. The Company endeavors to have a Board representing diverse experience at policy-making levels in various areas that are relevant to the Company’s global activities.
      Stockholders may propose nominees for consideration by the Nominating Committee by submitting the name(s) and supporting information to Corporate Secretary, SCM Microsystems, Inc., 466 Kato Terrace, Fremont, California 94539.
Corporate Governance Guidelines
      The Board of Directors has adopted Corporate Governance Guidelines for the Board, which include, without limitation, guidelines relating to Board composition, director qualifications and selection process, director independence, Board committees and auditor independence. The Corporate Governance Guidelines are available on the Corporate Governance page within the Investor Relations section of our website at www.scmmicro.com. The Nominating Committee/ Board of Directors reviews the Corporate Governance Guidelines annually and the Board may amend the Corporate Governance Guidelines at any time.
Code of Conduct and Ethics
      The Board of Directors has adopted a Code of Conduct and Ethics for all SCM Microsystems employees, including our Chief Executive Officer, Chief Financial Officer, Controller and any other principal accounting officer, and for the members of our Board of Directors. Our Code of Conduct and Ethics is posted on the Corporate Governance page within the Investor Relations section of our website, at www.scmmicro.com.
Communication with the Board of Directors
      Although we do not have a formal policy regarding communications between our stockholders and our Board of Directors, stockholders may communicate with the Board of Directors by sending an email to ir@scmmicro.com or by writing to us at SCM Microsystems, Inc., 466 Kato Terrace, Fremont, California 94539, Attention: Investor Relations. The Investor Relations staff will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case Investor Relations staff has the authority to discard the communication or take appropriate legal action regarding the communication.
Director Attendance at Stockholder Meetings
      We do not have a policy regarding director attendance at stockholder meetings. No directors attended the 2004 Annual Meeting of Stockholders and no directors are expected to attend the 2005 Annual Meeting of Stockholders.
Advisory Board
      The Advisory Board was created in January 2003 to provide feedback to management regarding new and existing products, marketing issues and a variety of other issues. During 2004, the Advisory Board consisted of seven members, including two officers of SCM, two members of our Board of Directors and three industry experts who were neither employees nor directors of our Company. The members of our Board of Directors who served on the Advisory Board in 2004 did so in their capacity as members of our Board of Directors. In addition to assisting to oversee and direct the Advisory Board, these directors assisted in communicating the Advisory Board’s conclusions and recommendations to our Board of Directors. The Advisory Board operated at the discretion of the Chairman of the Board of Directors and was dissolved in October 2004.

Director Compensation
      Each non-employee member of our Board of Directors receives an annual retainer of $10,000, except for the chairman, who currently receives an annual retainer of $20,000. In addition, each non-employee director currently receives $1,000 for each Board meeting attended in person for his services as director, as well as reimbursement of travel expenses associated with such Board meetings or committee meetings. Each non-employee member of SCM’s Compensation and Nomination Committees currently receives an annual retainer of $2,000 for such participation, with the exception of the chairman of each committee, who currently receives an annual retainer of $4,000. Each member of the Audit Committee currently receives an annual retainer of $5,000 for participation on the committee, with the exception of the chairman of the committee, who currently receives an annual retainer of $10,000. In February 2004, the Compensation Committee of the Board of Directors adopted a plan to pay directors and Advisory Board members in the currency of the country of their residence, using the average rate of exchange as of April 2003.
      During 2004, two non-employee members of our Board of Directors, Dr. Cubero and Dr. Hultzsch, also served on our Advisory Board, which met on a quarterly basis. Members of our Board of Directors who served on the Advisory Board were paid an additional annual retainer of $2,000, paid out in local currency, which was the euro.
      A total of 215,000 shares of common stock are currently reserved for issuance under our 1997 Director Option Plan (“The Director Plan”). The Director Plan provides that the number of shares of our common stock reserved for issuance under the Director Plan is increased on each anniversary date of adoption of the Director Plan by an amount equal to the total number of shares underlying the options granted in the immediately preceding year or a lesser amount determined by the Board of Directors. Each then serving non-employee director was granted an initial option to purchase 5,000 shares of common stock on the effective date of the Director Plan and each person who became or becomes a non-employee director after that date has been granted and currently will automatically be granted an initial option to purchase 10,000 shares of common stock. In addition, each then serving non-employee director has been granted and will currently automatically be granted an annual option to purchase an additional 5,000 shares of common stock under the Director Plan on the date of each Annual Meeting of Stockholders, subject to continued service as a non-employee director, unless such director has not been serving as a non-employee director for at least six months. All options granted under the Director Plan have an exercise price equal to the fair market value of the common stock at the date of grant, have a term of ten years and vest monthly over one year from the date of grant. Options granted under the Director Plan are not transferable unless approved by the Board of Directors. The Director Plan will terminate in 2007.
      The Board of Directors and the Compensation Committee may from time to time review and make changes to the compensation paid to the non-employee directors, including with respect to service on any additional committee that is created.
EXECUTIVE OFFICERS
      Information concerning our executive officers, including their backgrounds and ages as of April 25, 2005, is set forth below:
      Robert Schneider, 56, founded SCM in May 1990 as President, Chief Executive Officer, General Manager and Chairman of the Board and has served as a director since that time. He has served as our Chief Executive Officer since April 2000 and also previously held that position from May 1990 to January 1997. Mr. Schneider served as our President and Chairman of the Board from May 1990 until July 1996, and also served as our Chairman of the Board from January 1997 until April 2000. Prior to founding SCM, Mr. Schneider held various positions at Intel Corporation. He holds a B.S. degree in engineering from HTBL Salzburg and a B.A. degree from the Akademie for Business Administration in Ueberlingen.
      Steven L. Moore, 50, Chief Financial Officer, joined SCM in June 2003. From May 2003 to June 2003, he provided consulting services to SCM in connection with the sale and disposition of our Digital Media and Video business. From March 2000 to September 2002, Mr. Moore served as Vice President, Finance at Virata

Corporation, a publicly-traded communications semiconductor developer for the broadband industry that was subsequently acquired by GlobespanVirata. From March 1998 to March 2000, he was Chief Financial Officer at Health Systems Design Corporation, a Nasdaq-listed developer of claims administration software for health benefits administrators. Mr. Moore holds a bachelor’s degree in economics from the University of Colorado.
      Ingo Zankel, 43, joined SCM in January 2005 as Chief Operating Officer. From July 2003 to December 2004, he was a management consultant in business development to various companies in Munich, Germany. From April to June 2003 he served as Chief Operating Officer of ORGA Kartensystems, a manufacturer of smart cards in Germany. From November 1994 to March 2003, he held various operational positions, most recently Chief Operating Officer of Cards and Solutions and Senior Vice President for Banking, Industry and Government at Giesecke & Devrient, a provider of systems solutions for the financial industry. Previously he worked for six years with Siemens Nixdorf Informationsystems in Germany and Singapore. He holds a degree in operations management from the Nuremburg Professional School in Nuremburg, Germany.
      Colas Overkott, 42, Executive Vice President, Sales and Marketing, joined SCM in November 2002. From May 2000 to October 2002, he was Chief Executive Officer and Director of Lysis, a Swiss-based provider of software to enable pay-per-view and near-video-on-demand services. From February 1999 to May 2000, Mr. Overkott served as the founding Director of e-TF1, an Internet news subsidiary of TF1, a French communications services company. Previously, he held various management positions in sales, distribution and international development at TF1, most recently as Director of International Affairs and Development. He holds an M.B.A. from ESSEC (Ecole Superieure des Sciences Economiques et Commerciales), France.
      To our knowledge, there are no family relationships between any of the executive officers of SCM named above and any director named herein.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership
      The table below sets forth information known to us as of April 15, 2005 with respect to the beneficial ownership of our common stock by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each of the Named Executive Officers (as defined below); and

•	all of our directors and executive officers as a group.
      Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in this table have sole voting and investment power with respect to all shares held by them. Applicable percentage ownership in the following table is based on 15,485,438 shares of common stock outstanding as of April 15, 2005.
      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 15, 2005 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

	Shares Beneficially Owned

Name of Beneficial Owner	Number	Percent

Royce & Associates, LLC(1)	1,106,600	7.2%
1414 Avenue of the Americas
New York, NY 10019
Dimensional Fund Advisors, Inc.(2)	942,578	6.1%
1299 Ocean Avenue, 11th Floor
Santa Monica, Calif., 90401
Robert Schneider(3)	698,755	4.5%
Steven Humphreys(4)	85,894	*
Æystein Larsen(5)	39,583	*
Steven L. Moore(6)	35,937	*
Colas Overkott(7)	37,791	*
Ng Poh Chuan(8)	34,583	*
Andrew Vought(9)	30,583	*
Simon Turner(10)	29,583	*
Manuel Cubero(11)	19,583	*
Hagen Hultzsch(12)	19,583	*
Ingo Zankel	—	*
All directors and executive officers as a group (11 persons)(13)	1,031,875	6.4%

*	Less than one percent.

(1)	Based solely on information contained in a Schedule 13G filed on February 2, 2005.

(2)	Based solely on information contained in a Schedule 13G filed on February 9, 2005.

(3)	Includes (i) 13,510 shares held by Robert Schneider’s wife, Ursula Schneider, (ii) options to purchase 2,500 shares of common stock exercisable within 60 days of April 15, 2005 held by Ursula Schneider, and (iii) options to purchase 232,811 shares of common stock exercisable within 60 days of April 15, 2005 held by Robert Schneider.

(4)	Includes options to purchase 74,394 shares of common stock exercisable within 60 days of April 15, 2005.

(5)	Consists of options to purchase 39,583 shares of common stock exercisable within 60 days of April 15, 2005.

(6)	Consists of options to purchase 35,937 shares of common stock exercisable within 60 days of April 15, 2005.

(7)	Includes options to purchase 37,291 shares of common stock exercisable within 60 days of April 15, 2005.

(8)	Consists of options to purchase 34,583 shares of common stock exercisable within 60 days of April 15, 2005.

(9)	Includes options to purchase 29,583 shares of common stock exercisable within 60 days of April 15, 2005.

(10)	Consists of options to purchase 29,583 shares of common stock exercisable within 60 days of April 15, 2005.

(11)	Consists of options to purchase 19,583 shares of common stock exercisable within 60 days of April 15, 2005.

(12)	Consists of options to purchase 19,583 shares of common stock exercisable within 60 days of April 15, 2005.

(13)	Includes options to purchase 555,431 shares of common stock exercisable within 60 days of April 15, 2005 that may be deemed to be beneficially owned by our directors and certain executive officers. These shares are shown as being held by our directors and officers for purposes of this table only.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, or 10% stockholders, to file certain reports of ownership with the Securities and Exchange Commission and with the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the Securities and Exchange Commission’s rules and regulations to provide us with copies of all forms that they file under Section 16(a) of the Exchange Act.
      Based solely on our review of copies of such forms received by us, and on written representations from reporting persons, we believe that, during the period from January 1, 2004 to December 31, 2004, our executive officers, directors and 10% stockholders filed all required reports under Section 16(a) of the Exchange Act on a timely basis, except for Mr. Humphreys, who late filed one Form 4 on June 21, 2004 to report stock options granted on June 16, 2004.
EXECUTIVE COMPENSATION
Summary of Executive Compensation
      The following table sets forth all compensation awarded to, earned by, or paid to SCM’s Chief Executive Officer and other executive officers (collectively, the “Named Executive Officers”) for services rendered to SCM in all capacities during the years ended December 31, 2002, 2003 and 2004.

				Long-Term
				Compensation
	Annual Compensation			Securities
				Underlying	All Other
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Options (#)	Compensation ($)

Robert Schneider(2)	2004	$377,710	$—	84,360	$10,477
Chief Executive Officer and Managing	2003	272,063	22,209	15,601	9,405
Director of German subsidiary	2002	219,961	78,291	—	7,481

Steven L. Moore(3)	2004	194,385	—	20,000	14,961
Chief Financial Officer and Secretary	2003	89,308	12,375	75,000	70,658
	2002	—	—	—	—

Colas Overkott(4)	2004	238,651	28,798	35,610	14,349
Executive Vice President, Sales and	2003	222,092	33,147	70,000	19,909
Marketing	2002	31,068	6,214	—	922

(1)	In addition to the executive officers listed above, SCM currently has one other executive officer, Ingo Zankel, who joined the Company in January 2005 and therefore is not included in this table.

(2)	During 2004, 2003 and 2002, Mr. Schneider was paid in local currency, which is the euro. In 2004, Mr. Schneider’s original base salary was €350,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2004 salary amount in the table above reflects such reduction and the options granted under this arrangement are included in Long-Term Compensation for 2004. Mr. Schneider was paid a salary of €306,250 and was not paid a bonus for 2004. In 2003, Mr. Schneider was paid a base salary of €245,000 and a bonus of €20,000, and in 2002 he was paid a base salary of €236,000 and a bonus of €84,000. Payments of €8,495, €8,470 and €8,026, respectively, were made on his behalf in 2004, 2003 and 2002 for health, life and accident insurance coverage and are included under “All Other Compensation” in the table above. Due to fluctuations in exchange rates during 2004, 2003 and 2002, Mr. Schneider’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and insurance premium amounts shown above in dollars were derived using an average exchange rate of $1.23334 per euro in 2004, $1.11047 per euro in 2003 and $0.93203 per euro in 2002.

(3)	In 2004, Mr. Moore’s original base salary was $200,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2004 salary amount in the table above reflects such reduction and the options granted under this arrangement are included in Long-Term Compensation for 2004. Mr. Moore was paid a salary of $194,385 and was not paid a bonus for 2004. Payments of $14,961 were made on his behalf in 2004 for health and disability insurance coverage and this amount is included under “All Other Compensation” for the year 2004 in the table above. Mr. Moore joined us in June 2003, and therefore the amounts shown for 2003 do not reflect an entire year. Payments of $5,730 were made on his behalf in 2003 for health and disability insurance coverage and in early 2004 a payment of $2,000 was made to his 401K retirement account for 2003 under the Company’s 401K matching program. Both of these sets of payments are included under “All Other Compensation” for the year 2003 in the table above. From March 2003 to June 2003, Mr. Moore provided consulting services to the Company related to the sale and divestiture of our Digital Media and Video business. Consulting fees and related expenses paid to Mr. Moore by the Company for these services totaled $62,928 and this amount is also included under “All Other Compensation” for the year 2003 in the table above.

(4)	Mr. Overkott joined us in November 2002, and therefore the amounts shown for 2002 do not reflect an entire year. During 2004, 2003 and 2002, Mr. Overkott was paid in local currency, which is the euro. In 2004, Mr. Overkott’s original base salary was €200,000, which in September 2004 he voluntarily reduced for the period of one year in exchange for additional options to purchase shares of SCM Microsystems stock under the Executive Compensation Arrangement of September 2004. Under the arrangement, options for 50 shares of common stock were granted for each $100 of salary reduction (to be taken over one year) by the executive officer. The 2004 salary amount in the table above reflects such reduction and the options granted under this arrangement are included in Long-Term compensation for 2004. Mr. Overkott was paid a salary of €193,500 and a bonus of €23,350 for 2004. In 2003, he was paid a base salary of €200,000 and a bonus of €29,850, and in 2002 he was paid a prorated base salary of €33,333 and a bonus of €6,667. In 2004 and 2003, Mr. Overkott was also paid a household allowance of €3,600 and €4,200, respectively and in 2003 he was paid a car allowance of €5,773. During 2004, 2003 and 2002, payments were made on his behalf for pension/retirement and unemployment insurance of €8,034, €7,956 and €860, respectively. All payments for household and car allowance, pension/retirement and unemployment insurance are included under “All Other Compensation” in the table above. Due to fluctuations in exchange rates during 2004, 2003 and 2002, Mr. Overkott’s salary, bonus and other compensation amounts in U.S. dollars varied from month to month during the respective years. The salary, bonus and other compensation amounts shown above in dollars were derived using an average exchange rate of $1.23334 per euro in 2004, $1.11047 per euro in 2003 and $0.93203 per euro in 2002.

Summary of Stock Option Grants
      The following table sets forth for each of the Named Executive Officers information concerning stock options granted during 2004.

					Potential Realizable
		Percent of			Value at Assumed Annual
	Number of	Total			Rates of Stock Price
	Securities	Options	Exercise		Appreciation for Option
	Underlying	Granted to	or Base		Term(1)
	Options	Employees	Price Per	Expiration
Name	Granted	In 2004	Share	Date	5%	10%

Robert Schneider(2)	15,000	3.2%	$2.78	9/16/2014	$26,225	$66,459
Robert Schneider(3)	69,360	14.7%	$2.78	9/16/2014	$121,264	$307,307
Steven L. Moore(2)	10,000	2.1%	$2.78	9/16/2014	$17,483	$44,306
Steven L. Moore(3)	10,000	2.1%	$2.78	9/16/2014	$17,483	$44,306
Colas Overkott(2)	10,000	2.1%	$2.78	9/16/2014	$17,483	$44,306
Colas Overkott(3)	25,610	5.4%	$2.78	9/16/2014	$44,775	$113,468

(1)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent SCM’s estimate or projection of SCM’s future common stock prices. The actual value realized may be greater or less than the potential realizable values set forth in the table.

(2)	The option grants presented above vest 1/12th per month commencing on the fourth anniversary of the vesting commencing date of September 16, 2008.

(3)	The option grants presented above vest in total one year from the date of grant and were granted in association with the Company’s Executive Compensation Arrangement of September 2004 under which options for 50 shares of common stock were granted for each $100 of agreed upon salary reduction (to be taken over one year) by the executive officer.
Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values
      The following table sets forth, for each of the Named Executive Officers, information regarding the exercise of stock options in the last fiscal year and the year-end value of unexercised options as of December 31, 2004:

					Value of Unexercised
	Shares		Number of Securities Underlying		In-the-Money Options at
	Acquired		Unexercised Options at Year-End:		Year-End(1):
	on	Value
Name	Exercise	Realized	Exercisable(2)	Unexercisable(2)	Exercisable	Unexercisable

Robert Schneider	—	—	232,811	131,565	$914	$200,650
Steven L. Moore	—	—	28,125	68,875	—	$41,800
Colas Overkott	5,000	$12,715	28,541	72,069	$9,191	$110,884

(1)	Calculated by taking the difference between the $4.87 fair market value of a share of SCM common stock as of December 31, 2004 and the exercise price of each in-the-money option and multiplying that difference by the number of shares underlying such option.

(2)	Options indicated as “Exercisable” are those options which were both vested and exercisable as of December 31, 2004. All other options are indicated as “Unexercisable.”

Equity Compensation Plan Information
      The following table summarizes information as of December 31, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our existing equity compensation plans, including our 1997 Stock Plan, Director Plan, 1997 Employee Stock Purchase Plan (“the Employee Stock Purchase Plan”) and 2000 Nonstatutory Stock Option Plan (the “Nonstatutory Plan”).

	(a)	(b)	(c)
			Number of Securities
			Remaining Available for
	Number of Securities to be		Future Issuance Under
	Issued Upon Exercise of	Weighted-Average Exercise	Equity Compensation Plans
	Outstanding Options,	Price of Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by stockholders(1)	2,359,171	$23.3768	3,410,411
Equity compensation plans not approved by security holders(2)	546,580	$3.5833	192,501
Total(3)	2,905,751	$19.6536	3,602,912	(4)

(1)	Equity plans approved by stockholders consist of the 1997 Stock Plan, the Director Plan and the Employee Stock Purchase Plan.

(2)	Equity plans not approved by stockholders consist of the Nonstatutory Plan.

(3)	Does not include options to purchase an aggregate of 21,835 shares of common stock, 13,533 of which were awarded under Dazzle Multimedia plans prior to SCM’s acquisition of Dazzle Multimedia in 2000 and 8,302 of which were awarded under Shuttle Technologies plans prior to SCM’s acquisition of Shuttle Technologies in 1998. These options have a weighted average exercise price of $10.033 and were granted under plans assumed in connection with transactions under which no additional options may be granted.

(4)	Includes securities available under the following plans that have formulas for determining the amount of securities available for issuance each year: 1) the 1997 Stock Plan, under which the maximum aggregate amount which may be optioned and sold increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser of (i) 500,000 Shares, (ii) 4.9% of the outstanding shares on such date or (iii) a lesser amount determined by the Board; 2) the Director Plan, under which the maximum aggregate amount which may be optioned and sold increases on July 1 of each year by an amount equal to (i) the optioned stock underlying options granted in the immediately preceding year, or (ii) a lesser amount determined by the Board; and 3) the Employee Stock Purchase Plan, under which the maximum amount available increases on each anniversary date of the adoption of the Plan by an amount equal to the lesser or (i) 150,000 shares, (ii) 1% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

Material features of plans not approved by stockholders
      Under the Nonstatutory Plan, non-qualified stock options may be granted to employees, including officers of the Company, and to non-employee consultants. The plan’s administrators may set the terms for each option grant made under the plan, including the rate of vesting, allowable exercise dates and the option term of such options granted. In general, the exercise price of a stock option under the Nonstatutory Plan shall be equal to the fair market value of the Company’s common stock on the date of grant. However, the Board of Directors or its appointed committee may, at its discretion, reduce the exercise price of any option to the then current fair market value if the fair market value of the common stock covered by such option shall have declined since the date the option was granted. 750,000 shares are reserved for issuance under the Nonstatutory Plan, and options for 653,616 shares have been granted under the plan to date.

Employment Contracts
      We pay the salary of Mr. Schneider through SCM Microsystems GmbH, our German subsidiary. Our German subsidiary has entered into an employment agreement with Mr. Schneider pursuant to which he serves as Managing Director of the subsidiary. The agreement continues for an indefinite term and each party may terminate the agreement at any time with six months notice. Furthermore, Mr. Schneider is subject to a non-compete provision for a period of one year after the termination of employment. Mr. Schneider’s employment agreement provides that his salary and bonus will be determined from time to time by the Board.
      We have entered into an employment contract with Mr. Moore that continues for an indefinite term. Under the agreement, if SCM were to terminate Mr. Moore without cause, the Company would continue Mr. Moore’s then-current salary for a 12-month period, provided that Mr. Moore signed a standard severance agreement and release and agreed to provide consulting services to the Company for the 12-month period. Mr. Moore’s employment contract provides that his salary and bonus will be determined from time to time by the Board.
      We have entered into an employment contract with Mr. Overkott that continues for an indefinite term. Under the agreement, if SCM were to terminate Mr. Overkott without cause, the Company would pay Mr. Overkott severance equal to one month then-current salary per year of service to the Company. Mr. Overkott’s employment contract provides that his salary and bonus will be determined from time to time by the Board.
      We have entered into an employment contract with Mr. Zankel that continues for an indefinite term. There are no severance arrangements under the contract with Mr. Zankel. Mr. Zankel’s employment contract provides that his salary and bonus will be determined from time to time by the Board.
Compensation Committee Interlocks and Insider Participation
      In 2004, the Compensation Committee consisted of Messrs. Vought and Turner and Dr. Cubero. Effective February 2, 2005, Mr. Humphreys was appointed to the Compensation Committee. No member of the Compensation Committee is, or was during 2004, an officer or employee of SCM or any of its subsidiaries. To our knowledge, no interlocking relationship exists, or existed during 2004, between any member of the Compensation Committee and the board of directors or compensation committee of any other publicly traded company.
Certain Relationships and Related Transactions
      Æystein Larsen, a member of our Board of Directors, served through December 2004 as Executive Vice President Business Development and New Business of Conax AS, a company that is engaged in the development and provision of smart-card based systems and purchases Security products from us. In 2004, the aggregate amount purchased did not exceed 5% of either our or Conax’s revenues. At December 31, 2004 and March 31, 2005, SCM had no accounts receivable due from Conax AS. The largest amount outstanding from Conax AS due the Company since January 1, 2004 was approximately $165,000. These accounts receivable amounts do not bear interest. Mr. Larsen is not directly compensated for revenue transactions between the two companies.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
      The Compensation Committee reviews and makes recommendations to the Board of Directors regarding our compensation policies and the compensation to be provided to our executive officers and directors. The following is the report of the Compensation Committee that describes the compensation policies applicable to the compensation of our executive officers and directors for their services to SCM during 2004.
      Compensation Philosophy. Our philosophy in setting our compensation policies for executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to:

•	offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement;

•	maintain a portion of the executive total compensation at risk, with payment of that portion tied to achievement of financial, organizational and management performance goals; and

•	encourage executives to manage from the perspective of owners with an equity stake in SCM.
The Compensation Committee currently uses salary, incentive bonuses and stock options to meet these goals.
      Base Salary. The base salary component of total compensation is primarily designed to attract, motivate, reward and retain highly skilled executives and to compensate executives competitively within the industry and the marketplace. The Compensation Committee reviewed and made modifications to fiscal 2004 base salaries for the Chief Executive Officer and Chief Financial Officer at the beginning of fiscal 2004. In establishing base salaries for these executive officers, the Compensation Committee evaluated benchmark data for salaries of executive officers in similar positions as well as each officer’s salary history, scope of responsibility, prior experience, past performance for us and recommendations from management. Based on this evaluation, the Compensation Committee determined that salary levels for the Chief Executive Officer and Chief Financial Officer should be set around the median level for companies of similar size, and set the annual salary for Mr. Schneider at €350,000 and the annual salary for Mr. Moore at $200,000.
      Incentive Bonuses. Each executive officer’s annual bonus is based on qualitative and quantitative factors and is intended to motivate and reward executive officers by directly linking the amount of the bonus to performance targets. In addition, incentive bonuses for executive officers are intended to reflect the Compensation Committee’s belief that the compensation of each executive officer should be contingent upon our overall performance. To carry out this philosophy, our Board of Directors reviews and approves the financial goals for the fiscal year. The Compensation Committee evaluates our overall performance and approves performance bonuses based on the extent to which the goals of the Board of Directors have been achieved. In early 2004, the Compensation Committee determined that the opportunity for bonuses for the Chief Executive Officer and Chief Financial Officer should be more closely linked than previously to the Company’s financial performance and therefore eliminated quarterly bonuses in favor of an annual bonus with the opportunity to earn bonus up to 100% of salary for stretch targets. Consequently, in 2004 Messrs. Schneider and Moore were eligible for a bonus of 50% of salary, with the criteria that the Company make an operating profit for the second half of 2004. A further bonus of 50% of salary could be earned if the Company were to make an operating profit exceeding $2 million for the second half of 2004. The Compensation Committee also determined that in future years, bonuses would only be available to these officers for achievement of profits for the year as a whole. As an operating profit was not recorded in the second half of 2004, neither Mr. Schneider nor Mr. Moore received a bonus payment for 2004.
      Equity Incentives. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. The Company provides long-term incentives to our Chief Executive Officer and our other executive officers through its 1997 Stock Plan. The purpose of the 1997 Stock Plan is to attract and retain the best employee talent available and to create a direct link between compensation and our long-term performance. The Compensation Committee believes that stock options directly motivate our executive officers to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our common stock on the date of grant. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. During 2004, SCM granted new stock options to our executive officers.

      Executive Compensation Arrangement. To support the Company’s efforts to lower operating expenses, in September 2004 certain employees of the SCM, including executive officers, were given the opportunity to receive options for 50 shares of our common stock for every $100 in voluntary salary reductions they elected to take for one year beginning in October 2004. Under this arrangement, salary reductions will be in effect through September 2005 and the resulting stock options will vest 100% one year from the date of grant, which was September 16, 2004. Messrs. Schneider, Moore and Overkott all participated in this compensation arrangement.
      CEO Compensation. The compensation of Mr. Schneider, our Chief Executive Officer, consists of base salary, an annual bonus and stock options. The Board of Directors periodically reviews the Chief Executive Officer’s base salary and bonus and revises his compensation based on the Board’s overall evaluation of his performance toward the achievement of the Company’s financial, strategic and other goals, with consideration given to his length of service and to comparative chief executive officer compensation information. The Compensation Committee believes that the Company’s success is dependent in part upon the efforts of our Chief Executive Officer. At the beginning of fiscal 2004, the Compensation Committee increased Mr. Schneider’s base salary from €245,000 to €350,000 and discontinued the quarterly bonus program in favor of an annual bonus heavily tied to financial performance. In September 2004, Mr. Schneider voluntarily reduced his base salary for the period of one year in exchange for additional options under the Executive Compensation Arrangement of September 2004, as described above.
      No incentive bonus was earned by or paid to Mr. Schneider during 2004. During fiscal 2004, SCM granted new stock options to Mr. Schneider. Some of these options were granted to Mr. Schneider under the Executive Compensation Arrangement, described above. Mr. Schneider’s salary in 2004, after voluntary reductions, was €306,250, which was the equivalent of approximately $377,710 based on average exchange rates during 2004.
      Non-employee Director, Committee and Advisory Board Compensation. In February 2004, the Compensation Committee recommended a compensation scheme for non-employee members of SCM’s Board of Directors and its committees and for members of SCM’s Advisory Board, whereby compensation for service on the Board of Directors and Advisory Board be set in local currency of the residence of each non-employee member, at the average rate of exchange as of April 2003 (the date on which the Advisory Board was approved). This compensation scheme was approved by the Board of Directors and is the basis for fees as described under “Director Compensation.”

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Andrew Vought, Chairman
Manuel Cubero
Steven Humphreys
Simon Turner

PERFORMANCE GRAPH UPDATE
      The following Performance Graph compares the cumulative total return to stockholders of our common stock since December 31, 1999, to the cumulative total return over such period of the NASDAQ National Market index and the RDG Technology Index. Two indices included in this comparison in our 2004 proxy statement have been eliminated: the S&P 500 index (replaced by the Nasdaq National Market index) and the S&P Small Cap 600, in which index SCM Microsystems no longer is included.
      The Performance Graph assumes that $100 was invested on December 31, 1999 in our common stock and in each of the comparative indices. The Performance Graph further assumes that such amount was initially invested in our common stock at a price of $63.94 per share, the closing price on December 31, 1999.
      Our historic stock price performance is not necessarily indicative of future stock price performance. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any existing or future filing by the Company under the Securities Act of 1933 or the Exchange Act except to the extent that we specifically incorporate such information by reference into any such filing.
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG SCM MICROSYSTEMS, INC., THE NASDAQ NATIONAL MARKET INDEX
AND THE RDG TECHNOLOGY INDEX

		Nasdaq
	SCM	National	RDG
Measurement Period (Fiscal Year Covered)	Microsystems	Market	Technology

Dec-99	100	100	100

Dec-00	52	60	70

Dec-01	23	45	48

Dec-02	7	26	26

Dec-03	12	38	40

Dec-04	8	41	43

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes, system of internal control, process for monitoring compliance with laws and regulations, audit process and standards of business conduct. The Audit Committee manages SCM’s relationship with our independent auditors, who report directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to allocate appropriate funding, as determined by the Audit Committee, from SCM for such advice and assistance.
      The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2004. The Audit Committee also has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”).
      Furthermore, the Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (“Independence Discussion with Audit Committees”) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.
      In performing all these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent accountants, which, in their report, express an opinion on the conformity of the Company’s annual consolidated financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company for the three years ended December 31, 2004 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Board of Directors has approved such inclusion.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Simon Turner, Chairman
Hagen Hultzsch
Ng Poh Chuan
Andrew Vought
FEES BILLED TO SCM BY DELOITTE & TOUCHE LLP DURING FISCAL 2004 AND 2003

	2004		2003

Audit Fees	$1,295,727	(1)	$816,874
Audit-related Fees	30,400		97,000
Tax Planning, Compliance and Preparation Fees	25,100		105,000
Tax Advisory and Consulting Fees	34,800		109,000
All Other Fees	15,200		7,500

Total	$1,401,227		$1,135,374

(1)	Amount reflects fees billed to date and unbilled estimated fees for services rendered in connection with our integrated audit of the financial statements and internal control for fiscal 2004. Additional fees may be billed for these 2004 services.

      Audit Fees. Audit fees include fees associated with the audit and review of our annual financial statements included in our Annual Report on Form 10-K, reviews of those financial statements included in our quarterly reports on Form  10-Q and statutory audits.
      Audit-related Fees. Audit-related fees principally include fees for the audits of subsidiaries for the separation of our Digital Media and Video division, due diligence procedures, registration statements and consultations on accounting and auditing matters.
      Tax Planning, Compliance and Preparation Fees. Tax Planning, Compliance and Preparation Fees principally include assistance with preparation of federal, state and foreign tax returns, tax compliance and tax planning.
      Tax Advisory and Consulting Fees. Tax Advisory and Consulting Fees principally include fees for tax consulting with regard to the separation and disposition of our Digital Media and Video businesses, as well as other tax consultations.
      All Other Fees. All Other Fees include Sarbanes-Oxley consultation and training.
      The Audit Committee of our Board of Directors has determined that the provision of audit and non-audit services by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche as our independent auditors. The Audit Committee is required to approve the engagement of and engages Deloitte & Touche LLP to perform audit and other services for the Company and its subsidiaries. All services provided by Deloitte & Touche are subject to pre-approval by the Audit Committee of the Board of Directors.
PROPOSAL TWO:
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
      Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accountants, to audit our financial statements for the current year ending December 31, 2005. Deloitte & Touche LLP has audited our consolidated financial statements since 1999. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants to audit our financial statements for the current fiscal year ending December 31, 2005. We expect that a representative of Deloitte & Touche LLP will be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.
      Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accountants is not required by our Bylaws or other applicable legal requirement. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants to audit our financial statements for the current year ending December 31, 2005, our Audit Committee may reconsider its selection. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
Vote Required and Recommendation of the Board of Directors
      The affirmative vote of the holders of a majority of the Votes Cast (as defined under “Voting Procedures” on page 1 of this Proxy Statement) will be required to approve the proposed ratification of Deloitte & Touche LLP, independent registered public accountants, to audit our financial statements for the current year ending December 31, 2005.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005
OTHER MATTERS
      We do not intend to bring any matters before the Annual Meeting other than those set forth herein, and our management has no present knowledge that any other matters will or may be brought before the Annual Meeting by others. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

SCM MICROSYSTEMS, INC.

Steven L. Moore
Secretary
Fremont, California
April 28, 2005

SCM MICROSYSTEMS, INC.

PROXY FOR
2005 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of SCM MICROSYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2005, and hereby appoints each of Steven Humphreys and Steven L. Moore as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders to be held at SCM corporate headquarters, 466 Kato Terrace, Fremont, California 94539, on June 23, 2005 at 10:00 a.m. local time, and any adjournment(s) and postponement(s) thereof, and to vote all shares of common stock that the undersigned would be entitled to vote thereat if then and there personally present, on the matters in the manner set forth below:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

[SEE REVERSE SIDE]

☒ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE
	FOR all nominees listed below (except as indicated)	WITHHOLD authority to vote for the nominees listed below
1. Proposal by management to elect the following two nominees as members of our Board of Directors	☐	☐	2. Proposal by management to ratify the appointment of Deloitte & Touche LLP as SCM’s independent registered public accountants for the fiscal year ending December 31, 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

NOMINEES: Steven Humphreys and Ng Poh Chuan

INSTRUCTIONS: IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH SUCH NOMINEE’S NAME ON THE LIST ABOVE.

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the annual meeting, or at any adjournment(s) or postponement(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED AND, IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE TWO LISTED NOMINEES FOR ELECTION AS DIRECTORS AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2005.

Both of the foregoing attorneys-in-fact or their substitutes or, if only one shall be present and acting at the annual meeting or any adjournment(s) or postponement(s) thereof, the attorney-in-fact so present, shall have and may exercise all of the powers of said attorney-in-fact hereunder.

SIGNATURE(S)                                                              DATE

NOTE: THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER EXACTLY AS HIS, HER OR ITS NAME APPEARS HEREON. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE AND IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

VOTE YOUR PROXY OVER
THE INTERNET OR BY TELEPHONE!
It’s fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by choosing either option, you help SCM Microsystems reduce postage and proxy tabulation costs.

OPTION 1: VOTE OVER THE INTERNET

0.	Read the accompanying Proxy Statement.

0.	Have your 12-digit control number located on your voting ballot available.

0.	Point your browser to http://www.proxyvote.com .

0.	Follow the instructions to cast your vote.

OPTION 2: VOTE BY TELEPHONE

0.	Read the accompanying Proxy Statement.

0.	Have your 12-digit control number located on your voting ballot available.

0.	Using a touch-tone phone, call the toll-free number shown on the voting ballot.

0.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT

Using the Internet or telephone, you can vote anytime, 24 hours a day. Or if you prefer, you can return the enclosed paper ballot in the envelope provided.

Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.